EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement ("Agreement"), is entered into and made effective as of the 7th day of April, 2022 (the "Effective Date") by and between CBD Industries, LLC., a North Carolina limited liability company ("Seller") and Old Belt Extracts LLC dba Open Book Extracts, a Delaware limited liability company ("Buyer").

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all the equipment listed and further described on **Exhibit A** attached hereto (collectively, the "Equipment") for the consideration and on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Sale and Purchase of the Equipment**. On the terms and subject to the conditions set forth in this Agreement, and for the consideration set forth in Section 2 herein, Seller will, in accordance with the delivery schedule as stated in Section 5 hereinbelow, transfer to Buyer all of Seller's right, title, and interest in and to the Equipment pursuant to the Bill of Sale attached hereto as **Exhibit B** ("Bill of Sale").

2. **Purchase Price; Terms of Payment**. The purchase price for the Equipment shall be One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) (the "Purchase Price"), which shall be due and payable by the Buyer as follows:

(a) An issuance of Preferred Units of Buyer's parent company, Steady State LLC, a Delaware limited liability company, having a value equal to $1,400,000.00 upon execution of this Agreement and delivery by Seller's parent cbdMD, Inc of the Subscription Agreement dated even date herewith ("Subscription Agreement") at the Series C valuation consistent with other investors in the round; and

(b) Delivery by Buyer to Seller of goods and services having a value equal to $400,000.00 ("Supply Value") pursuant to the Manufacturing and Supply Agreement entered into between Buyer and Seller dated even date herewith and attached hereto as **Exhibit C** ("Supply Agreement").

3. **Representations and Warranties of Seller**. Seller hereby represents and warrants to Buyer as follows:

(a) Seller has full corporate power, authority, and legal right to execute and deliver this Agreement and the other instruments for which provision is made herein and to perform the obligations of Seller under this Agreement and the other instruments. Upon execution and delivery by Seller, this Agreement will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

(b) Seller has all right, title and interest in and to the Equipment and Seller will deliver to Buyer all of Seller's right, title and interest in and to the Equipment, free and clear of any and all liens, encumbrances and claims of any type.

4. **Representations and Warranties of Buyer**. Buyer hereby represents and warrants to Seller that Buyer has corporate power, authority, and legal right to execute and

deliver this Agreement and the other instruments for which provision is made herein and to perform the obligations of Buyer under this Agreement and the other instruments. Upon execution and delivery by Buyer, this Agreement will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

5. **<u>Timing, Relocation and Testing</u>.**

(a) <u>Timing</u>. Decommissioning and crating will begin after the Supply Agreement, Subscription Agreement and Bill of Sale have been executed. Both parties will attempt to begin and complete such decommissioning and crating during the week of April ___, 2022. Shipping will be scheduled for the week of April ___, 2022.

(b) <u>Relocation</u>. Buyer will cooperate in the decommissioning, crating, and shipment of the Equipment from Seller to Buyer. Seller will cover all reasonable third-party decommissioning and crating costs. Buyer will cover the costs of commissioning the Equipment at Buyer's facility. Upon Buyer's request, Seller will use commercially reasonable efforts to provide instructions and advice to Buyer relating to Buyer's installation of the Equipment. Buyer shall be responsible for any costs related to damage from commissioning the Equipment at Buyer's facility.

(c) <u>Title; Risk of Loss</u>. The Equipment shall be delivered F.O.B. Supplier's facility, freight charges payable by Seller upon delivery.

6. **<u>Equipment Warranties</u>.** Seller shall use reasonable commercial efforts to pass through to Buyer any OEM warranties that are eligible to be passed through and shall use commercially reasonable efforts to assist Buyer in exercising its rights under such warranties.

7. **<u>Expenses</u>**. Each of the parties will pay, except as otherwise provided herein, its respective expenses, income and other taxes, and costs (including, without limitation, the fees, disbursements, and expenses of its attorneys, accountants, and consultants) incurred by it in negotiating, preparing, closing, and carrying out this Agreement and the transactions contemplated by this Agreement.

8. **<u>Counterparts</u>**. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered as valid and binding as original signatures for all purposes under this Agreement.

9. **<u>Headings and Recitals</u>**. The headings, subheadings, and captions in this Agreement and in any exhibit hereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement. The recitals set forth herein are a material provision of this Agreement and are to be relied upon by the parties.

10. **<u>Entire Agreement</u>**. Except as otherwise provided herein, this Agreement contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all negotiations, prior discussions, agreements, arrangements, and understandings, written or oral, relating to the subject matter of this Agreement.

11. **<u>Severability</u>**. If any provision of this Agreement is held to be unenforceable, invalid, or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

TKL

12. **Governing Law**. The parties hereby consent and agree that this Agreement, including any dispute between the parties arising hereunder, shall be governed exclusively by the laws of the State of North Carolina, without application of its conflict of laws principles.

[Signatures set forth on the following page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the Effective Date.

Buyer:

Old Belt Extracts LLC,
a Delaware limited liability company

By: [signature]
Name: Oscar Hackett
Title: President

Seller:

CBD Industries, LLC, by it's Manager,
cbdMD, INC.,

By: [signature]
Name: T. Ronan Kennedy
Title: CFO

Buyer's Parent:

Steady State LLC,
a Delaware limited liability company

By: [signature]
Name: David Neundorfer
Title: CEO

EXHIBIT A

EQUIPMENT LIST

Inv #	ASSET	ASSET	Usage
24	Capsule banding liquid	The Capsule Group Inc	Capsule Production
34	Capsule banding slats	Advanced Intergrated	Capsule Production
111	Capsule Filling Option for RL300	Advanced Intergrated Robotics, Inc.	Capsule Production
14	50% Deposit on Robocap filling machine	AIR	Capsule / Tincture Production
19	Robocap filling machine	Wire out AIR	Capsule / Tincture Production
55	Robocap filling machine	Advanced Intergrated Robotics, Inc.	Capsule / Tincture Production
112	Washer Dryer, basic and spray arm, also shipping and handling charges	Lancer USA INC	Dishwashing for Lab
5	Refrigerator	The Webstaurant	Lab Operations
7	Lab start-up equipment	Coleparmer Instrument	Lab Operations
9	Lab oven	Coleparmer Instrument	Lab Operations
11	Lab storage equipment	The Webstaurant	Lab Operations
12	Lab start-up equipment	Coleparmer Instrument	Lab Operations
13	Work Tables	Thomas Restaurant Equipment	Lab Operations
20	Dishwasher accessories	Coleparmer Instrument	Lab Operations
21	Lab glassware and accessories	Coleparmer Instrument	Lab Operations
22	Hot Plates	IKA Works	Lab Operations
31	Hot Plates	IKA Works	Lab Operations
45	Air Compressor	Eaton Compressors	Lab Operations
100	Aesus Tincture Line #1 Liquid Packaging	Aesus Packaging Systems	Tincture Line
101	Aesus Capsule Packaging Line #2	Aesus Packaging Systems	Tincture Line
119	AF4 Filler Tank 80L Stainless Steel	Aesus Packaging Systems	Tincture Line
102	Aesus ENERCON SUPER SEAL 75 s/n 666370719A	Aesus Packaging Systems	Tincture Line
32	Label Equipment	Accutek - Equipment	Tincture Label
47	Sensor, Clear Label Slot Sensor 72-SEN-000	Accutek Packaging Equipment Inc.	Tincture Label
122	Microbial Sampler & Particle Counter	Climet Instruments Company	Quality
123	Microbial Sampler & Particle Counter	Climet Instruments Company	Quality
85	LC-2040C 3D Plus system	Shimadzu Scientific Instruments, Inc.	HPLC
124	Kewaunee Alpha Steel Shelving/Storage Cabinet/Fume Hood P1243	Nycom Inc	R&D
2	Temperature Sensor	IKA Works	R&D
129	RV 10 AUTO PRO V-C Auto Rotary Evaporator	IKA Works	R&D
28	Capper Equipment	Capplus Technologies	Softgel
30	Capper Equipment	Capplus Technologies	Softgel
42	Capper Equipment	Capplus Technologies	Softgel
46	To record receipt of Capplus Technology Invoice 13763	Capplus Technologies	Softgel
41	Large mixing tanks	Shanghai Sina - Equip	Softgel
48	ea AF365 Dehumidifier	Jon Don, LLC	Softgel Production
49	Dehumidifier Purchase Adj to Original	Jon Don, LLC	Softgel Production

JKL

	Inv 3423236_Amex1069 011619		
57	Phoenix D850 Portable Desiccant Dehumidifier	Jon Don, LLC	Softgel Production
62	7.5 Oval Tooling Set for 4" Softgel Machine	Capplus Technologies	Softgel Production
84	150 Liter Gel Melting Tank	Capplus Technologies	Softgel Production
86	Tumble Dryer Cover	SVI	Softgel Production
87	Tumble Dryer Cover	SVI	Softgel Production
88	Tumble Dryer Cover	SVI	Softgel Production
89	Tumble Dryer Cover	SVI	Softgel Production
125	Spreader Box (Pair) for S4039(4" Softgel Machine)	Capplus Technologies	Softgel Production
104	100L Vacuum Homogenizing Mixer w/ steamer generator & Chiller	Shanghai Sina	Softgel Production
29	Label Equipment	Accutek - Labeling Equipment	Softgel Bottling
115	Equipment for Gelatin, testing equipment, softgel encapsulation **12 inch**	Capplus Technologies	Stored - Softgel
116	Equipment for Gelatin, testing equipment, softgel encapsulation **12 inch**	Capplus Technologies	Stored - Softgel
27	Muscle Crème backorder	Essential Wholelab	Topical Fill
121	Schulz 15 hp Air Compressor & Electrical Installion	Bella Lynn Naturals	Topical Fill
35	New topical filling machine	Technopack Corporation	Topical Fill
120	BMax APTFS-205 Automatic Tube Filling and Sealing System	Busch Machinery Inc	Topical Fill
126	Extra Mold Set	Busch Machinery Inc	Topical Fill
127	Rotary Table 42" 42" Rotary Unscramble Table	Busch Machinery Inc	Topical Fill
128	Extra Mold Set	Busch Machinery Inc	Topical Fill
113	Neweco NZT-100 Hot-Air Tube Machine	The Whole Package - Tube filling	Topical Fill
36	New mixing machine for topicals	Webstaurant Store	Topical Fill
4	Panning Machine	Choctempering	Stored
25	Liquid Filling Equipment	Advance Intergrated Robotics	Stored
26	High Viscosity Electric Drum Pump	Uline	Stored
109	16 Seer Mini-Split ODU	Southern Comfort Zone	Stored
8	Auto Jr System	Enercon	Stored
10	Lab dishwasher	Colepamer Instrument	Stored
53	To record receipt of Global Order # 14839405	Global Industrial	Stored

TH

EXHIBIT B

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that CBD Industries, LLC., a North Carolina corporation ("Seller"), for good and valuable consideration to it in hand paid (receipt of which is hereby acknowledged), and subject to the terms and conditions of the Equipment Purchase Agreement, dated even date herewith (the "Agreement"), between Seller and Buyer (as defined below) does hereby by these presents, irrevocably sell, assign, transfer, and deliver unto Old Belt Extracts LLC dba Open Book Extracts, a Delaware limited liability company ("Buyer"), its successors and assigns, all of Seller's right, title and interest in and to all of the assets listed on **Exhibit A** attached to the Supply Agreement and by this reference made a part hereof, wherever such assets may be located.

TO HAVE AND TO HOLD, unto Buyer, its successors and assigns, FOREVER.

EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT, THE ASSETS AND PROPERTY TRANSFERRED HEREBY ARE SOLD "AS IS" AND "WHERE IS". SELLER HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Seller agrees that it shall execute and deliver or cause to be executed and delivered from time to time such instruments, documents, agreements, consents and assurances and take such other actions as Buyer reasonably may require to more effectively convey, transfer to and vest in Buyer and to put Buyer in possession of any assets or property being sold, conveyed, assigned, transferred and delivered hereunder.

This instrument shall be binding upon, inure to the benefit of and be enforceable by Seller and Buyer and their respective successors and assigns.

IN WITNESS WHEREOF, the duly authorized officer of Seller has hereunder set his hand on the 7 day of April, 2022.

CBD Industries, LLC, by its
Manager, cbdMD, Inc.

[signature]

Name: T. RONAN KENNEDY
Title: CFO

EXHIBIT C

SUPPLY AGREEMENT

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